Exhibit 99.1

Anne Spitza	Parag Agarwal
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	parag.agarwal@onsemi.com

ON Semiconductor Reports Second Quarter 2013 Results

For the second quarter of 2013, highlights include:

•	Total revenues of $688.3 million

•	GAAP gross margin of 33.7 percent

•	Non-GAAP gross margin of 33.7 percent

•	GAAP net income per diluted share of $0.11

•	Non-GAAP net income per diluted share of $0.13

•	Repurchased approximately 1.5 million shares of common stock

PHOENIX, Ariz. – August 1, 2013 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the second quarter of 2013 were $688.3 million, up approximately four percent compared to the first quarter of 2013. During the second quarter of 2013, the company reported GAAP net income of $47.7 million, or $0.11 per diluted share. The second quarter 2013 GAAP net income was impacted by $9.5 million of special items. The complete special items detail can be found in the attached schedules.

Second quarter 2013 non-GAAP net income was $57.2 million, or $0.13 per diluted share, compared to $44.7 million, or $0.10 per diluted share, for the first quarter of 2013. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additionally, revenue by end market, region, distribution channel and business unit can be found on the “Investors” section of our website.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the second quarter of 2013 were down approximately two percent when compared to the first quarter of 2013. Total company GAAP gross margin in the second quarter was 33.7 percent. Non-GAAP gross margin in the second quarter was 33.7 percent.

Adjusted EBITDA for the second quarter of 2013 was $112.4 million. Adjusted EBITDA for the first quarter of 2013 was $96.8 million.

“Our design win momentum across our targeted growth segments of wireless communications, automotive and white goods remains strong, and our investments in these end-markets are yielding positive results,” said Keith Jackson, president and CEO of ON Semiconductor. “Although a few end-markets and geographies are relatively weak, we are optimistic about our outlook based on the strength of our design wins.

“We are on track to achieve our target cost structure of break-even on a non-GAAP net income basis for our SANYO Semiconductor Products Group at a quarterly revenue level of $170 million.”

THIRD QUARTER 2013 OUTLOOK

“Based upon product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenues will be approximately $700 to $730 million in the third quarter of 2013,” Jackson said. “Backlog levels for the third quarter of 2013 represent approximately 80 to 85 percent of our anticipated third quarter 2013 revenues. We expect that average selling prices for the third quarter of 2013 are expected to be down approximately one to two percent when compared to the second quarter of 2013. The outlook for the third quarter of 2013 includes stock-based compensation expense of approximately $8 to $10 million.”

The following table outlines ON Semiconductor’s projected third quarter of 2013 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q3 2013 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$700 to $730 million		$700 to $730 million
Gross Margin	33.8% to 35.8%		33.8% to 35.8%
Operating Expenses	$170 to $180 million	$10 million	$160 to $170 million
Net Interest Expense / Other Expenses	$7 to $9 million		$7 to $9 million
Convertible Notes, Non-cash Interest Expense*	$3 million	$3 million	$0 million
Tax	$4 to $5 million	$1 million	$3 to $4 million
Diluted Share Count **	453 million		453 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares.
***	Special items may include: amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, income tax adjustments to approximate cash taxes, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that - when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases - provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Daylight Time (EDT) on August 1, 2013 to discuss this announcement and ON Semiconductor’s results for the second quarter of 2013. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 18115471. Approximately two hours following the live broadcast, the company will provide a dial-in replay that will continue to be available through August 8, 2013. To listen to the teleconference replay, call (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). You will be required to provide the Conference ID Number – which is 18115471.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving innovation in energy efficient electronics, empowering design engineers to reduce global energy use. The company offers a comprehensive portfolio of energy efficient power and signal management, logic, discrete and custom solutions to help customers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, poor economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required, in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructurings (including the voluntary retirement program for employees in our SANYO Semiconductor Products Group), significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time, risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2013 (“2012 Form 10-K”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. You should carefully consider the trends, risks and uncertainties described in this document, the 2012 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months Ended
	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Revenues	$688.3	$661.0	$744.8	$1,349.3	$1,489.2
Cost of revenues	456.5	456.5	486.5	913.0	985.7

Gross profit	231.8	204.5	258.3	436.3	503.5
Gross margin	33.7%	30.9%	34.7%	32.3%	33.8%
Operating expenses:
Research and development	83.1	88.4	97.8	171.5	189.2
Selling and marketing	43.3	39.8	47.0	83.1	92.6
General and administrative	40.2	36.2	40.9	76.4	82.9
Amortization of acquisition-related intangible assets	8.2	8.4	11.1	16.6	22.2
Restructuring, asset impairments and other, net	6.1	(6.0)	34.6	0.1	46.1

Total operating expenses	180.9	166.8	231.4	347.7	433.0

Operating income	50.9	37.7	26.9	88.6	70.5

Other income (expenses), net:
Interest expense	(9.3)	(10.1)	(14.1)	(19.4)	(29.8)
Interest income	0.4	0.3	0.3	0.7	0.8
Other	4.1	0.9	2.3	5.0	7.0
Loss on debt exchange	—	(3.1)	—	(3.1)	—

Other income (expenses), net	(4.8)	(12.0)	(11.5)	(16.8)	(22.0)

Income before income taxes	46.1	25.7	15.4	71.8	48.5
Income tax benefit (provision)	2.6	(2.4)	(7.2)	0.2	(11.3)

Net income	48.7	23.3	8.2	72.0	37.2
Less: Net income attributable to non-controlling interest	(1.0)	(0.7)	(1.3)	(1.7)	(2.1)

Net income attributable to ON Semiconductor Corporation	$47.7	$22.6	$6.9	$70.3	$35.1

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.11	$0.05	$0.02	$0.16	$0.08

Diluted	$0.11	$0.05	$0.02	$0.16	$0.08

Weighted average common shares outstanding:
Basic	450.7	449.5	454.5	450.1	453.5

Diluted	453.3	452.5	457.5	452.9	459.1

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	June 28, 2013	March 29, 2013	December 31, 2012
Assets
Cash and cash equivalents	$396.1	$537.0	$486.9
Short-term investments	182.9	77.3	144.8
Receivables, net	407.6	367.2	357.8
Inventories	559.7	561.4	581.7
Other current assets	67.2	65.4	111.7
Deferred income taxes	8.3	9.2	10.5

Total current assets	1,621.8	1,617.5	1,693.4
Property, plant and equipment, net	1,101.5	1,094.2	1,103.3
Deferred income taxes	38.9	31.6	31.2
Goodwill	184.6	184.6	184.6
Intangible assets, net	240.1	248.5	257.0
Other assets	54.5	56.3	58.9

Total assets	$3,241.4	$3,232.7	$3,328.4

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$276.6	$263.0	$279.5
Accrued expenses	188.9	203.0	228.3
Income taxes payable	0.5	3.4	4.9
Accrued interest	2.3	5.1	0.6
Deferred income on sales to distributors	152.9	133.8	134.5
Deferred income taxes	24.1	22.9	22.9
Current portion of long-term debt	231.3	242.8	353.6

Total current liabilities	876.6	874.0	1,024.3
Long-term debt	686.3	706.8	658.3
Other long-term liabilities	191.9	215.2	232.2
Deferred income taxes	21.3	22.8	22.9

Total liabilities	1,776.1	1,818.8	1,937.7

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.1	5.1	5.1
Additional paid-in capital	3,183.3	3,167.8	3,156.4
Accumulated other comprehensive loss	(51.1)	(50.4)	(41.1)
Accumulated deficit	(1,222.6)	(1,270.3)	(1,292.9)
Less: treasury stock, at cost	(480.7)	(468.6)	(466.4)

Total ON Semiconductor Corporation stockholders’ equity	1,434.0	1,383.6	1,361.1
Non-controlling interest in consolidated subsidiary	31.3	30.3	29.6

Total stockholders’ equity	1,465.3	1,413.9	1,390.7

Total liabilities and equity	$3,241.4	$3,232.7	$3,328.4

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months Ended
	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Net income	$48.7	$23.3	$8.2	$72.0	$37.2
Adjusted for:
Restructuring, asset impairments and other, net	6.1	(6.0)	34.6	0.1	46.1
Interest expense	9.3	10.1	14.1	19.4	29.8
Interest income	(0.4)	(0.3)	(0.3)	(0.7)	(0.8)
Loss on debt exchange	—	3.1	—	3.1	—
Income tax provision (benefit)	(2.6)	2.4	7.2	(0.2)	11.3
Net income attributable to non-controlling interest	(1.0)	(0.7)	(1.3)	(1.7)	(2.1)
Depreciation and amortization	52.3	51.3	60.3	103.6	121.4
Actuarial losses on pension plans and other pension benefits	—	13.6	3.4	13.6	3.4
SANYO Semiconductor inventory item	—	—	4.9	—	4.9
SANYO Semiconductor purchase agreement	—	—	(2.2)	—	(2.2)

Adjusted EBITDA*	112.4	96.8	128.9	209.2	249.0
Increase (decrease):
Restructuring, asset impairments and other, net	(6.1)	6.0	(34.6)	(0.1)	(46.1)
Interest expense	(9.3)	(10.1)	(14.1)	(19.4)	(29.8)
Interest income	0.4	0.3	0.3	0.7	0.8
Income tax benefit (provision)	2.6	(2.4)	(7.2)	0.2	(11.3)
Net income attributable to non-controlling interest	1.0	0.7	1.3	1.7	2.1
Actuarial losses on pension plans and other pension benefits	—	(13.6)	(3.4)	(13.6)	(3.4)
SANYO Semiconductor inventory item	—	—	(4.9)	—	(4.9)
SANYO Semiconductor purchase agreement	—	—	2.2	—	2.2
Loss (gain) on sale or disposal of fixed assets	0.3	(7.4)	(0.5)	(7.1)	(2.0)
Amortization of debt issuance costs	0.3	0.3	0.6	0.6	1.1
Provision for excess inventories	24.0	15.9	11.5	39.9	27.3
Non-cash share-based compensation expense	10.6	5.8	5.2	16.4	12.6
Non-cash interest	2.7	3.1	6.0	5.8	13.2
Non-cash foreign currency translation gain	—	(21.0)	—	(21.0)	—
Deferred income taxes	(6.9)	0.5	(1.2)	(6.4)	2.0
Other	0.3	0.2	(0.1)	0.5	(0.6)
Changes in operating assets and liabilities	(77.1)	10.1	(30.9)	(67.0)	(84.7)

Net cash provided by operating activities	$55.2	$85.2	$59.1	140.4	127.5

*

Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Six Months Ended
	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$231.8	$204.5	$258.3	$436.3	$503.5

Special items:
a) Actuarial losses on pension plans and other pension benefits	—	6.7	2.6	6.7	2.6
b) SANYO Semiconductor inventory item	—	—	4.9	—	4.9

Non-GAAP gross profit	$231.8	$211.2	$265.8	$443.0	$511.0

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	33.7%	30.9%	34.7%	32.3%	33.8%

Special items:
a) Actuarial losses on pension plans and other pension benefits	—%	1.0%	0.3%	0.5%	0.2%
b) SANYO Semiconductor inventory item	—%	—%	0.7%	—%	0.3%

Total special items	—%	1.0%	1.0%	0.5%	0.5%

Non-GAAP gross margin	33.7%	32.0%	35.7%	32.8%	34.3%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$180.9	$166.8	$231.4	347.7	433.0

Special items:
a) Amortization of acquisition related intangible assets	(8.2)	(8.4)	(11.1)	(16.6)	(22.2)
b) Actuarial losses on pension plans and other pension benefits	—	(6.9)	(0.8)	(6.9)	(0.8)
c) Restructuring, asset impairments and other, net	(6.1)	6.0	(34.6)	(0.1)	(46.1)

Total special items	(14.3)	(9.3)	(46.5)	(23.6)	(69.1)

Non-GAAP operating expenses	$166.6	$157.5	$184.9	$324.1	$363.9

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$47.7	$22.6	$6.9	$70.3	$35.1

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—	6.7	2.6	6.7	2.6
b) SANYO Semiconductor inventory item	—	—	4.9	—	4.9
c) Amortization of acquisition related intangible assets (operating expenses)	8.2	8.4	11.1	16.6	22.2
d) Actuarial losses on pension plans and other pension benefits (operating expenses)	—	6.9	0.8	6.9	0.8
e) Restructuring, asset impairments and other, net	6.1	(6.0)	34.6	0.1	46.1
f) SANYO Semiconductor purchase agreement	—	—	(2.2)	—	(2.2)
g) Loss on debt exchange	—	3.1	—	3.1	—
h) Non-cash interest on convertible notes	2.7	3.1	6.0	5.8	13.2
i) Adjustment to reflect cash taxes	(7.5)	(0.1)	0.3	(7.6)	(0.2)

Total special items	9.5	22.1	58.1	31.6	87.4

Non-GAAP net income	$57.2	$44.7	$65.0	$101.9	$122.5

Non-GAAP net income per share:
Basic	$0.13	$0.10	$0.14	$0.23	$0.27

Diluted	$0.13	$0.10	$0.14	$0.23	$0.27

Weighted average common shares outstanding:
Basic	450.7	449.5	454.5	450.1	453.5

Diluted	453.3	452.5	457.5	452.9	459.1

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Six Months Ended
	June 28, 2013	March 29, 2013	June 29, 2012	June 28, 2013	June 29, 2012
Cost of revenues	$1.4	$1.1	$0.7	$2.5	$2.1
Research and development	1.7	1.4	0.9	3.1	2.5
Selling and marketing	1.6	1.1	0.8	2.7	2.4
General and administrative	5.9	2.2	2.8	8.1	5.6

Total share-based compensation expense	$10.6	$5.8	$5.2	$16.4	$12.6

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Net Income and Net Income Per Share

The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.